UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 16 December 2011

ALL GRADE MINING, INC.
 (Exact of registrant as specified in its charter)

COLORADO	0000823544	*
State or other jurisdiction of incorporation	Commission File Number	IRS Employer Identification №.

370 West Pleasantview Avenue Hackensack , New Jersey		07601
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (201) 788-3785
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Registrant’s Business and Operations – Entry into a Material Definitive Contract
The company formed a wholly owned subsidiary called All Grade Mining Chile, SA. to take possession of the Salitrosa mine concession.  We transferred title from our general contractor, Foreign Commerce Consultative Services, Inc., who has held title under an agreement between All Grade Mining and Foreign Commerce until all applicable laws, rules and regulations were complied with.
The Salitrosa mine is located 28 kilometers from Chanaral and 60 kilometers from the Caldera port. It comprises of an updated 1,000 hectares with an estimated iron ore reserve of over 40 million metric tons on magnometric and geological studies done on the property.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	16 December 2011
Hackensack, New Jersey

All grade Mining, Inc.

/s/ Gary Kouletas
By: Gary Kouletas, CEO

Exhibits
10 Material Contracts
10.1 – Agreement to hold title by Foreign Commerce in benefit of All Grade
10.2 – Assignment of title to Foreign Commerce  from holder